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         Prospectus Supplement
         (To Prospectus Supplement Dated June 24, 1997 and Prospectus Dated December 10, 1996)

         $285,005,924

         Mortgage Pass-Through Certificates, Series 1997-2

         ICIFC Secured Assets Corp.
         Company


               The following statements in the above-referenced Prospectus Supplement dated June 24, 1997 are restated as indicated below:


               1. Under the heading "Allocation of Available Funds" on Pages S-44 and S-45, paragraphs (A)third(a)(iii) through (viii) are restated by multiplying each of the percentages thereunder by one hundred.


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         Salomon Brothers Inc
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         The date of this Prospectus Supplement is July 16, 1997.